                                                                   Exhibit 10.13

                                 LOAN AGREEMENT

Arki (Beijing) E-commerce Technology Co. Ltd. (hereafter referred to as Party A)

Jianmin Gao Identification No.: 21080219540202205X

The Parties have reached the following agreement with respect to a loan to be used to fund the registered capital of America Arki Network Service Beijing Co.,
Ltd.:

I. Party B agrees to borrow a loan equivalent to the amount of RMB 500,000 to fund 50% of the registered capital of America Arki Network Service Beijing Co.,
Ltd.

II. Party A agrees to provide a loan equivalent to the amount of RMB 500,000
(without interest) to fund the registered capital of America Arki Network
Service Beijing Co., Ltd.

III. The Parties shall complete the relevant documents and loan procedures within 10 working days of signing of the agreement.

IV. After Party B receives the loan, this agreement shall become effective upon signing and stamping by both Parties.

V. This agreement is in duplicate to be held one copy each by Party A and Party
B.

Party A: America Arki Network Service Beijing Co., Ltd. (Seal)
Representative Signature:

Party B: Jianmin Gao

08/15/2010